Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated November 13, 2020, relating to the consolidated financial statements of Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) and subsidiaries included in its Annual Report on Form 20-F for the fiscal year ended June 30, 2020, filed with the Securities and Exchange Commission on November 13, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

December 11, 2020